Exhibit 5.1

FILE NO: 34085.326

September 3, 2025

Duke Energy Carolinas, LLC

Duke Energy Carolinas NC Storm Funding II LLC

525 South Tryon

Charlotte, North Carolina 28202

Re:	Duke Energy Carolinas, LLC
Registration Statement on Form SF-1

To the Addressees:

We have acted as counsel to Duke Energy Carolinas, LLC, a North Carolina limited liability company (“DEC”), and Duke Energy Carolinas NC Storm Funding II LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement on Form SF-1 (Registration Nos. 333-288891 and 333-288891-01) filed on July 23, 2025 and as amended by Amendment No. 1 filed on September 3, 2025 (collectively, the “Registration Statement”), relating to the proposed issuance of $582,089,000 aggregate principal amount of the Company’s Series A Storm Recovery Bonds (the “Bonds”), to be offered in such manner as described in the prospectus (the “Prospectus”) included as part of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Bonds are to be issued under an Indenture (the “Base Indenture”) among the Company, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) and U.S. Bank National Association, as securities intermediary and account bank, as supplemented by a Series Supplement establishing the forms, terms and other provisions of the Bonds (together with the Base Indenture, the “Indenture”) between the Company and the Indenture Trustee, the form of each of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Bonds. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In delivering the opinions expressed below, we have relied without independent verification, as to factual matters, on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company and DEC. We have also assumed that the Indenture will be the valid and legally binding obligation of the Indenture Trustee without independent verification.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

September 3, 2025

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

2. The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds; and

3. The Bonds will be validly issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the member or managers of the Company have taken all necessary limited liability company action to approve the issuance and establish the terms of the Bonds, the terms of the offering of the Bonds and related matters; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Indenture Trustee; and (iv) the Bonds shall have been duly executed and authenticated in accordance with the provisions of the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion in paragraph 3 above is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement and (ii) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934, as amended and maintained by DEC for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP